As filed with the Securities and Exchange Commission on September 18, 2018
Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ITT INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	81-1197930 (I.R.S. Employer Identification Number)

1133 Westchester Avenue,
White Plains, New York 10604
(914) 641-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Elizabeth Gustafsson
Senior Vice President, General Counsel and Chief Compliance Officer
ITT Inc.
1133 Westchester Avenue
White Plains, New York 10604
(914) 641-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David B. H. Martin Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
ITT INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
Units

This prospectus relates to common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts, purchase units or units that we may offer and sell from time to time, together or separately. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a supplement to this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis, in the same offering or in separate offerings. If any underwriters or agents are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.
We will provide the specific terms of the securities and the manner in which they may be offered and sold in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. In addition to providing information regarding the terms of the securities being offered and the manner of offering, each prospectus supplement may add, update or change information contained in this prospectus. Before you invest in any offering of our securities, you should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the trading symbol “ITT.”
Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent Annual Report on Form 10-K (as it may be updated in our most recent Quarterly Report on Form 10-Q) filed with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 18, 2018.

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective date on the front of that document, regardless of the time of delivery of the document or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, in one or more offerings, sell under this prospectus an unlimited amount of our common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts, purchase units or units (collectively, the “securities”). Except as otherwise identified, references in this prospectus to the “Company,” “ITT,” “we,” “us” and “our” refer to ITT Inc. and its subsidiaries and, in some circumstances, our predecessor, ITT Corporation.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer any of the securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of the specific amounts, prices and other terms and conditions of the securities being offered, and the plan of distribution for the securities. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference” in this prospectus in their entirety. You should also read the documents we have referred you to under the heading “Where You Can Find More Information” for information on our Company, the risks we face and our financial statements.

As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. The registration statement, of which this prospectus forms a part, and its exhibits contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of that agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be found as described under “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual information about us or the other parties to the agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement that have been made solely for the benefit of the other parties to such agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments, and therefore may no longer be accurate.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our SEC filings at prescribed rates by writing to the public reference room of the SEC at this address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We make available free of charge at www.itt.com/investors copies of materials we file with, or furnish to, the SEC. We use the Investor Relations page of our website at www.itt.com/investors to disclose important information to the public. Information contained on our website, or that can be accessed through our website, does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents (other than any portions of any such documents that are deemed to be furnished, rather than filed, in accordance with SEC rules) that we previously filed with the SEC (File No. 001-05672):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 16, 2018;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 4, 2018, and for the quarter ended June 30, 2018, which was filed with the SEC on August 3, 2018; and

•	our Current Reports on Form 8-K filed with the SEC on May 25, 2018 and August 6, 2018.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, in accordance with SEC rules) on or after the date of the registration statement to which this prospectus relates and, in the case of any particular offering of securities, until such offering of securities is completed. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in the information that is incorporated by reference herein, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

If you make a written or oral request for copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to:

ITT Inc.
1133 Westchester Avenue
White Plains, New York 10604
Attention: Corporate Secretary
Telephone: (914) 641-2000

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, assumptions and projections about our business and future financial results and the industries in which we operate, and other legal, regulatory and economic developments. We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished.

Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include:

•	general economic, political and social conditions in the countries in which we conduct our businesses;

•	risks associated with international operations, including regional or country specific conditions;

•	our exposure to pending and future asbestos claims and liabilities and limitations regarding the amount and sufficiency of future insurance recoveries;

•	interest and foreign currency exchange rate fluctuations;

•	our customers’ levels of capital investment and maintenance expenditures;

•	changes in the price of oil and other commodities that affect demand for our products;

•	competition and industry capacity and production rates;

•	quality control problems with our manufacturing processes or finished goods;

•	ineffective management of the distribution of our products and services;

•	failure to retain key personnel and attract new qualified personnel;

•	a material business interruption, particularly at a manufacturing facility;

•	availability of adequate labor, commodities, supplies and raw materials;

•	sales mix and pricing levels;

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risks associated with government contracting, including uncertainties regarding the government’s budgeting process and changes in levels of expenditures, regulatory requirements applicable to government contracting and the government’s ability to terminate contracts;

•	expectations regarding the impact of acquisitions or divestitures on our business;

•	our ability to effect restructuring and cost reduction programs and realize savings from such actions;

•	changes in our effective tax rates resulting from changes in the realizability of our deferred tax assets, the geographic mix of earnings or tax examinations or disputes with tax authorities;

•	potential future employee benefit plan contributions and other employment and pension matters;

•	contingencies related to actual or alleged environmental contamination, claims and concerns;

•	the outcome of litigation, investigations, claims and contract disputes;

•	intellectual property matters;

•	information technology and cybersecurity risks;

•	the effect of changes in tax, trade, environmental and other laws and regulations in the United States and other countries in which we conduct our business; and

•	changes in generally accepted accounting principles.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our other filings with the SEC. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus or any prospectus supplement speak only as of the date of this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus or any prospectus supplement, as the case may be. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements.

THE COMPANY

We are a diversified manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial and oil and gas markets. We manufacture components that are integral to the operation of systems and manufacturing processes in our key markets. Our products provide enabling functionality for applications where reliability and performance are critically important to our customers and the users of their products.

Our businesses share a common, repeatable operating model. Each business applies technology and engineering expertise to solve some of our customers’ most pressing challenges. Our applied engineering aptitude enables a tight business fit with our customers given the critical nature of their applications. This in turn provides us with unique insight to our customers’ requirements and enables us to develop solutions to assist our customers in achieving their business goals. Our technology and customer intimacy work in tandem to produce opportunities to capture long-lived original equipment manufacturer platforms and aftermarket opportunities.

Our product and service offerings are organized in three segments: Industrial Process, Motion Technologies, and Connect and Control Technologies.

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Industrial Process, commonly referred to as IP, is an original equipment manufacturer and aftermarket parts and service provider offering an extensive portfolio of industrial pumps, valves, plant optimization systems, and related services. IP is aligned around three product categories – Industrial Products, Engineered Systems, and Aftermarket Solutions – serving an extensive base of customers from large multi-national companies and engineering, procurement and construction firms to regional distributors and end-user customers. IP has a global manufacturing footprint with significant operations located in the United States, South Korea, and Germany. IP’s customers operate in global infrastructure and natural resource markets such as general industrial, oil and gas, chemical and petrochemical, pharmaceutical, mining, pulp and paper, food and beverage, and power generation.

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Motion Technologies is a manufacturer of braking pads, shims, shock absorbers and damping and sealing technologies primarily for the transportation industry, including passenger cars, light- and heavy-duty commercial and military vehicles, buses, and rail.

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Connect and Control Technologies commonly referred to as CCT, designs and manufactures a range of highly engineered connectors and critical energy absorption and flow control components for critical applications supporting various markets including aerospace and defense, general industrial, medical, and oil and gas. CCT’s products are often part of long-lived platforms that provide for recurring aftermarket and replacement opportunities. CCT has organized its business around product offerings and end-user markets, with dedicated teams that specialize in solutions for their specific markets, providing focused customer support and expertise.

We are an Indiana corporation. Our principal executive offices are located at 1133 Westchester Avenue, White Plains, New York 10604. Our telephone number is (914) 641-2000 and our website is www.itt.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks and, as a consequence, any investment in our securities involves risks. You should, in consultation with your own financial and legal advisors, carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity or results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks or uncertainties not presently known to us or that we currently consider immaterial may also negatively affect our business operations.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. Pending such use, we may temporarily invest or apply the net proceeds from any offering to repay short-term or revolving debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months Ended June 30,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	50.4	40.2	35.9	55.6	45.4	24.1

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before taxes, plus fixed charges. Fixed charges consist of (i) interest expense and amortization of debt discount or premium on all indebtedness and (ii) a reasonable approximation of interest factor deemed to be included in rental expense.

No shares of our preferred stock were outstanding during the periods presented above. Accordingly, the ratio of earnings to fixed charges and preferred dividends is not separately stated from the ratio of earnings to fixed charges for each such period.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of our capital stock. This description is not complete, and we qualify this description by referring to our Amended and Restated Articles of Incorporation, effective as of May 23, 2018 (the “Articles of Incorporation”), and our Amended and Restated By-laws, effective as of May 23, 2018 (the “By-laws”), both of which we incorporate by reference in this prospectus, and to the laws of the state of Indiana.

As of the date hereof, our authorized capital stock consists of 300,000,000 shares, consisting of 250,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, without par value. As of August 1, 2018, there were 87,563,027 shares of common stock outstanding and no shares of our preferred stock outstanding. We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock or preferred stock as set forth in the applicable prospectus supplement.

Common Stock

Dividend Rights. Under our Articles of Incorporation, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock, subject to the prior rights of the preferred stock. The board of directors may declare dividends from funds legally available for this purpose.

Voting Rights. Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by holders of our common stock. Our Articles of Incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

Liquidation Rights. After provision for payment of creditors and after payment of any liquidation preferences to holders of the preferred stock, if we liquidate, dissolve or are wound up, whether voluntarily or not, the holders of our common stock will be entitled to receive on a pro rata basis all of our remaining assets.

Other Rights. Our common stock is not liable to further calls or assessment. The holders of our common stock are not currently entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by shareholders, to issue up to 50,000,000 shares of preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our board of directors establishes, or as provided in our Articles of Incorporation or as determined by Indiana law, in each case prior to the issuance of any shares of preferred stock.

The designations, preferences, rights and qualifications, limitations or restrictions of the preferred stock of each series will be fixed by Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our Articles of Incorporation and Indiana law. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption (including sinking fund provisions), conversion rights, exchange rights, voting rights, if any, conditions or limitations on the creation of indebtedness or the issuance of additional shares of stock and the relative ranking of each class or series of preferred stock vis-à-vis any other class or series as to the payment of dividends, the distribution of assets and all other matters.

If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

•	diluting the voting power of shares of our common stock;

•	affecting the market price of our common stock;

•	delaying or preventing a change in control;

•	making removal of our present management more difficult; or

•	restricting dividends and other distributions on our common stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and By-laws

Certain provisions of our Articles of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of the Company and our shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although a majority of our shareholders might consider such proposals, if made, desirable. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors;

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly-created directorships; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interest.

Shareholders’ Meetings. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisitions. Under Chapter 42 of the IBCL, control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation. Such a resolution must be approved by (a) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, subject to certain shareholders being entitled to vote as a separate voting group, and (b) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares. Unless otherwise provided in a corporation’s articles of incorporation or by-laws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” mean shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (a) 100 or more shareholders, (b) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (c) either (i) more than 10% of its shareholders resident in Indiana, (ii) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (iii) 1,000 shareholders resident in Indiana. “Fair value” means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

Unless a corporation’s articles of incorporation or by-laws provide that Chapter 42 of the IBCL does not apply to control share acquisitions of shares of the corporation before the control share acquisition is made, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by Section 9 of Chapter 42 of the IBCL. Our Articles of Incorporation and our By-laws do not currently exclude us from Chapter 42 of the IBCL.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a resident domestic corporation to engage in any combinations with an interested shareholder of the resident domestic corporation for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 of the IBCL, means a person who, (a) individually or with or through any of its affiliates or associates beneficially owns the shares, directly or indirectly; (b) individually or with or through any of its affiliates or associates has the right to (i) acquire the shares at any time, under any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise or (ii) vote the shares under any agreement, arrangement or understanding (excluding voting rights under revocable proxies made in accordance with federal law); (c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the shares with any other person that beneficially owns or whose affiliates or associates beneficially own the shares, directly or indirectly; or (d) holds any derivative instrument that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 of the IBCL in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Articles of Incorporation do not exclude us from Chapter 43 of the IBCL.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office in compliance with Chapter 35 of the IBCL and the action or failure to act constitutes willful misconduct or recklessness.

This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 of the IBCL specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision not later than 30 days after the later of July 31, 2009 or after the date when the corporation’s voting shares are registered under Section 12 of the Exchange Act. Our By-laws expressly state that the provisions of Chapter 33 of the IBCL do not apply to us.

Authorized But Unissued Capital Stock

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without shareholder approval. Indiana law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

Our board of directors may be able to issue shares of unissued and unreserved common or preferred stock to persons friendly to current management. This issuance may render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could possibly deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board of directors could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.

Number of Directors; Filling of Vacancies

Our By-laws provide that the board of directors will have at least three and at most 25 directors. The size of the board of directors may be changed by a majority vote of the board. A majority of the board determines the exact number of directors at any given time. The board fills any new directorships it creates and any vacancies as specified in the By-laws. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board by increasing the size of the board and filling the newly-created directorships with its own nominees.

Special Meetings

Our Articles of Incorporation and By-laws provide that a special meeting may be called only by (a) the chairman of the board, (b) a majority vote of the board or (c) the secretary of the Company upon the written request of our shareholders having an aggregate “net long position” (as defined in Article Fifth of our Articles of Incorporation) of at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters for which the special meeting is called. This provision may delay or prevent a shareholder from removing a director from the board of directors or from gaining control of the board.

Our By-laws limit the business that may be conducted at a special meeting to the purposes stated in the notice of the meeting.

Advance Notice Provisions

Our By-laws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to the secretary of the Company not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting, unless the annual meeting is changed by more than 30 days, in which case written notice must be given to the secretary of the Company not less than 90 calendar days nor more than 120 calendar days prior to the date of the annual meeting or, if later, within 10 calendar days following the day on which the date of the annual meeting is publicly announced. For any special meeting of shareholders, a nomination must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary of the Company prior to a meeting at which directors are to be elected, or who are nominated by the proxy access process described below, will be eligible for election to the board of directors of the Company. The notice of any nomination for election as a director must set forth the information required by our By-laws concerning a nomination, as well as information as to the shareholder’s ownership of our common stock.

The advance notice provisions may delay a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we find it desirable.

Proxy Access

A shareholder or group of shareholders meeting certain conditions may nominate directors for election at annual meetings of shareholders using “proxy access” provisions in our By-laws. These provisions allow a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, for inclusion in our proxy statement if the shareholder has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the preceding section. We must receive notice of proxy access nominations not less than 120 calendar days nor more than calendar 150 days prior to the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar of our common stock. If we offer preferred stock, we will appoint a transfer agent and registrar that will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ITT.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture, dated May 1, 2009, between us and MUFG Union Bank, N.A., as trustee, as supplemented by the first supplemental indenture, dated May 16, 2016, between us and the trustee (such indenture, as supplemented, the “indenture”). When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

This summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificates evidencing the applicable debt securities. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and you are urged to read the indenture in its entirety. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal, premium, if any, and interest;

•
the currency or currencies, if other than the currency of the United States, in which the debt securities will be denominated and in which payments of principal, premium, if any, and interest will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	any material United States federal income tax considerations applicable to the debt securities;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally with all other unsecured and unsubordinated debt of the Company.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of the Company. The indenture defines “senior indebtedness” as any obligation or indebtedness of, or guaranteed or assumed by, the Company for borrowed money, whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such obligation or indebtedness. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, Section 13.01.

In general, the holders of all senior indebtedness are first entitled to receive payment in full of all principal, premium, if any, and interest then due on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal, premium, if any, or interest then due on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events, including:

•
any bankruptcy, insolvency, receivership or other similar proceedings, or upon any dissolution, liquidation, reorganization or winding up, which concerns the Company or a substantial part of its property;

•	a default in the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness;

•	any other default concerning any senior indebtedness which permits the holder or holders of any senior indebtedness to accelerate the maturity thereof following notice or lapse of time, or both; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities is declared due and payable upon an event of default pursuant to Section 5.02 of the indenture (and such declaration is not rescinded and annulled pursuant to the indenture).

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

The indenture provides that, unless otherwise provided in a particular series of debt securities, the term “Event of Default” means any one of the following events:

(1)	default in the payment of any interest on the debt securities when it becomes due and the default continues for a period of 30 days;

(2)	default in the payment of principal, or premium, if any, on the debt securities when due, either at maturity, upon redemption, by declaration, or otherwise;

(3)	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the debt securities, and such default continues for 30 days;

(4)
default in the performance or breach of any covenant or warranty of the Company in the indenture with respect to the debt securities (other than a covenant or warranty with respect to such debt securities, a default in the performance of which or the breach of which would otherwise constitute an Event of Default), and the default or breach continues for a period of 90 days after we receive written notice from the trustee or after we and the trustee receive written notice from the holders of at least 25% in the principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company; or

(6)	any other Events of Default set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then, unless the principal of all debt securities of such series have already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) above with respect to the Company occurs, then the entire principal amount of the outstanding debt securities and all accrued interest thereon will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, by written notice to us and the trustee, rescind and annul the declaration of acceleration and its consequences if all existing Events of Default with respect to such series, except for nonpayment of the principal of the debt securities of that series that has become due solely as a result of the acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree of an applicable court and if all amounts owing to the trustee or its representatives have been paid. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive any past default with respect to such series and its consequences, except an uncured default (a) in the payment of principal, premium, if any, or interest, if any, on any debt securities in such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to debt securities of that series, and (b) in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of all holders of the outstanding debt securities of that series.

Holders of a series of debt securities may institute proceedings with respect to the indenture only if: (a) the holder has notified the trustee in writing of a continuing Event of Default with respect to debt securities; (b) the holders of at least 25% in principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute proceedings in respect of the Event of Default; (c) the holder(s) have offered the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the trustee has failed to institute any proceeding within 60 days after it received such notice, request and offer of indemnity; and (e) during this 60-day period the holders of a majority in principal amount of the outstanding debt securities have not provided the trustee with directions inconsistent with the written request to institute a proceeding. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, premium, if any, and interest, if any, on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to certain provisions of the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee with respect to the debt securities of such series.

The trustee will, within 90 days after any default occurs, provide notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in the payment of principal, premium, if any, or interest, if any, on the debt securities of such series, or in the payment of any sinking or purchase fund installment or analogous obligation with respect to the debt securities of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of notice is in the interest of the holders of such series. Furthermore, if an Event of Default with respect to a series of debt securities relates to performance or breach of any covenant or warranty of the Company, no notice will be provided to holders of such series until at least 60 days after the occurrence of the Event of Default.

Modification and Waiver

The indenture may be amended or modified by us and the trustee, without the consent of any holder of debt securities, in order to:

•
evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company pursuant to Article 8 of the indenture;

•
add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the debt securities of any series as we and the trustee consider to be for the protection of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

•	cure any ambiguities, defects or inconsistencies or make any other change that does not adversely affect in any material respect the interests of any holder of the debt securities in any series;

•	add any provision to the indenture that is expressly permitted by the Trust Indenture Act, excluding the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form and provide for the issuance of debt securities of any series, and to set forth the terms thereof and/or to add to the rights of the holders of the debt securities of any series;

•	provide for the replacement of a successor trustee with respect to one or more series of debt securities;

•	add any additional Events of Default in respect of the debt securities of any series;

•	comply with the requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	make any change to a series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•
change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on any series of debt securities, or reduce the principal amount or the amount of interest or premium payable thereon;

•	change the method of computing the amount of principal or interest of any series of debt securities or the place of payment with respect to any payment of principal or interest;

•
impair the right to institute suit for the enforcement of any payment on the debt securities on or after such payment becomes due and payable, whether at maturity or, in the case of redemption or repayment, on or after the applicable redemption date or the repayment date;

•	change or waive the redemption or repayment provisions of the debt securities of any series;

•	reduce the percentage in principal amount of the outstanding debt securities of any series that it must consent to an amendment, supplemental indenture or waiver;

•	reduce the percentage of holders of a series of debt securities whose consent is required to amend provisions of the indenture or waive compliance with any provisions thereof;

•	adversely affect the ranking or priority of the debt securities of any series;

•	release any guarantor or co-obligor from any of its obligations under its guarantee other than pursuant to the indenture; or

•	waive any event of default for failure to pay when due any principal, premium, if any, interest, or any sinking or purchase fund or analogous obligation with respect to any debt security.

Certain Covenants

Limitation on Liens

The indenture provides that unless otherwise provided in a particular series of debt securities, so long as any of the senior debt securities remain outstanding, we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a mortgage, pledge or lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we secure, or cause the relevant restricted subsidiary to secure, the senior debt securities (and in addition, at our option or such restricted subsidiary’s option, as the case may be, any of our or such restricted subsidiary’s other debt, that is not subordinate to the senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

This restriction will not, however, apply to debt secured by:

(1)	any liens existing prior to the issuance of such senior debt securities;

(2)	any lien on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes a restricted subsidiary;

(3)	any liens on property of or shares of stock of (or other interests in) any entity existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(4)
any liens securing the payment of all or any part of the purchase price of any property or shares of stock of (or other interests in) any entity or the costs of construction of such property (or additions, repairs, alterations or improvements thereto);

(5)
any liens securing any debt incurred for the purpose of financing all or any part of the purchase price of any property or shares of stock of (or other interests in) any entity or the cost of construction of such property (or additions, repairs, alterations or improvements thereto), provided that such lien and the indebtedness secured thereby are incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (or addition, repair, alteration or improvement) or the commencement of full operation of such property, or within 180 days after the acquisition of such shares (or other interests);

(6)	any liens in favor of us or any of our restricted subsidiaries;

(7)	any liens in favor of, or required by contracts with, governmental entities; or

(8)	any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (7).

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto and together with the value of attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant described below, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary. If we are permitted to change the designation of a restricted subsidiary and elect to do so, the resulting unrestricted subsidiary would not be restricted from incurring secured debt, nor would we be required to secure the debt securities equally and ratably with such secured debt.

Limitation on Sale and Lease-Back Transactions

We will not, and will not permit any of our restricted subsidiaries to, sell or transfer, directly or indirectly, any principal property as an entirety, or any substantial portion of such principal property, with the intention of taking back a lease of all or a substantial part of such property, other than (a) any such sale and lease-back transaction involving a lease for a term of not more than three years at the end of which it is intended that the use of such property by the lessee will be discontinued or (b) any sale and lease-back transaction between us and one of our restricted subsidiaries or between our restricted subsidiaries. Notwithstanding the foregoing, we or any of our restricted subsidiaries may sell a principal property and lease it back for a period longer than three years if: (a) we or such restricted subsidiary would be entitled to incur debt secured by a lien on the principal property involved in such sale and lease-back transaction in an amount at least equal to the attributable debt with respect to such sale and lease-back transaction, without equally and ratably securing the outstanding debt securities, pursuant to the covenant described above under the caption “— Limitation on Liens”; or (b) (i) the net proceeds of such sale and lease-back transactions are at least equal to the fair value (as determined by our board of directors) of the affected principal property and (ii) we cause an amount equal to the net proceeds of such sale and lease-back transaction to be applied within 180 days of such sale and lease-back transaction to any (or a combination) of (x) the prepayment or retirement of the outstanding debt securities, (y) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other debt of us or of one of our restricted subsidiaries (other than debt that is subordinated to the outstanding debt securities or debt owed to us or one of our restricted subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms may be renewed or extended at the option of the obligor beyond 12 months from its creation or (z) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the foregoing, we or any of our restricted subsidiaries will be permitted to enter into sale and lease-back transactions otherwise prohibited by this covenant, and without any obligation to retire any outstanding debt or to purchase any property or assets, if, at the time of entering into such sale and lease-back transactions and after giving effect thereto, the attributable debt with respect to such transaction, together with all debt outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, without duplication, does not exceed 15% of our consolidated net tangible assets.

Definitions

The following are summary definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“attributable debt” with regard to a sale and lease-back transaction with respect to any principal property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•
all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“debt” means any indebtedness for borrowed money.

“principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries which has a gross book value in excess of 2% of our consolidated net tangible assets other than a plant, warehouse, office building, or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by the Company and its restricted subsidiaries as an entirety.

“restricted subsidiary” means, at any time, any subsidiary of ours except a subsidiary which is at the time an unrestricted subsidiary.

“subsidiary” means any entity, at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

“unrestricted subsidiary” means any subsidiary of ours (not at the time designated as a restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our board of directors, provided that such designation will not constitute a violation of the terms of the securities.

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate with or merge into any other corporation, or convey or transfer all or substantially all of our properties and assets to any entity (including, without limitation, a limited partnership or a limited liability company); provided, that:

•
we will be the continuing corporation or, if not, that the successor will be a corporation that is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and will expressly assume, by a supplemental indenture, the due and punctual payment of the principal, premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture;

•
immediately after giving effect to such transaction, no Event of Default, or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•
we will have delivered to the trustee an opinion of counsel as conclusive evidence that such consolidation, merger, conveyance or transfer and any assumption permitted or required by the indenture complies with the indenture.

In the event of any such consolidation or merger or any conveyance or transfer of all or substantially all of our properties and assets, any successor will succeed to and be substituted for, and may exercise all of our rights and powers, under the indenture as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor and we will thereupon be released from all obligations under the indenture and the debt securities.

Unless otherwise disclosed in the applicable prospectus supplement, there are no other restrictive covenants contained in the indenture. The indenture does not contain any other provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to a series of debt securities when:

•	either:

o	all debt securities of the series issued that have been authenticated and delivered have been delivered to the trustee canceled or for cancellation; or

o
all the debt securities of the series issued that have not been delivered to the trustee canceled or for cancellation (i) have become due and payable, (ii) will, in accordance with their scheduled maturity date, become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee, sufficient funds to pay and discharge the entire indebtedness on the series of debt securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of debt securities that have become due and payable), or the scheduled maturity date or redemption date, as the case may be; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the series of debt securities; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive payments of principal, premium, if any, and interest, if any, when due and remaining rights to receive mandatory sinking fund payments, if any;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer and exchange of debt securities, substitution of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, obligations, duties and immunities of the trustee;

•	the rights of holders of the debt securities as beneficiaries of the indenture with respect to the property deposited with the trustee payable to any or all of such holders; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). In the event covenant defeasance occurs with respect to a series of debt securities, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

o	money in any amount;

o
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

o	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. government obligations or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), premium, if any, and any interest on the series of debt securities on the date such payments are due (including upon redemption);

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel stating that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the outstanding debt securities of that series shall have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no Event of Default relating to our bankruptcy or insolvency shall have occurred and be continuing at any time during the period before the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us with respect to such deposit (it being understood that this condition is not deemed satisfied until after such period);

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration;

•
if the debt securities of such series are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have given notice of such redemption pursuant to the indenture and satisfactory to the trustee; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary, or its custodian, identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable instrument establishing the terms of the debt security. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable instrument establishing the terms of the security. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under such instrument, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships with MUFG Union Bank, N.A. and its affiliates.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the deposit agreement and the depositary receipt relating to the preferred stock that is attached to the deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with any offering of depositary shares.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Unless the related depositary shares representing shares of preferred stock have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares representing shares of preferred stock therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Conversion, Exchange and Redemption

If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will mail notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Liquidation

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Record Date

Whenever (a) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (b) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (ii) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (a) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (b) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock.

Miscellaneous

Neither we nor the depositary will be liable if it is prevented from or delayed, by law or any circumstances beyond its control, in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party. If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

General

We may issue stock warrants for the purchase of common stock or preferred stock or debt warrants for the purchase of debt securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC in connection with any offering of warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable warrant agreement and warrant certificate, including the definitions therein of certain terms.

Stock Warrants

General

The applicable prospectus supplement will describe the specific terms of any offering of stock warrants, including the following:

•	the title and aggregate number of such warrants;

•
the type and number of shares of common stock or preferred stock purchasable upon exercise of such stock warrants and, with respect to warrants to purchase preferred stock, the designations, preferences, rights and qualifications, limitations or restrictions of the applicable series of preferred stock;

•	the offering price of such stock warrants;

•	the price at which and the currency or currencies in which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants will commence and the date on which such right will expire;

•	if applicable, the date on and after which such stock warrants and related common stock or preferred stock will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	anti-dilution provisions of the stock warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, as the case may be, at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.
Debt Warrants

General

The applicable prospectus supplement will describe the specific terms of any offering of debt warrants, including the following:

•	the title and aggregate number of such warrants;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the offering price of such debt warrants;

•	the price at which and the currency or currencies in which the debt securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations applicable to the ownership or exercise of debt warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each share of common stock or preferred stock or for debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of any material United States federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of one or more of the other securities described in this prospectus and specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under a unit agreement to be entered into between us and a unit agent. The applicable prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of any material United States federal income tax considerations applicable to the units; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units. For more information on how you can obtain copies of any unit agreement if we offer units, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers, including through a specific bidding, auction or other process;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through any other methods described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will describe in the prospectus supplement relating to any offering of securities the terms of the transaction, including the following information, as applicable:

•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the proceeds that we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

In connection with the sale of our securities, the underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

The validity of the securities offered by this prospectus and the applicable prospectus supplement will be passed upon for us by Covington & Burling LLP, Washington, D.C., and Barnes & Thornburg LLP, Indianapolis, Indiana. Counsel for any underwriters, agents or dealers will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC registration fee	$ *
Printing and engraving expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Stock exchange listing fees	**
Transfer agent fees and expenses	**
Trustee fees and expenses	**
Miscellaneous	**
Total	$ **
_______

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee associated with this registration statement.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual (1) acted in good faith, or (2) reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (3) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

Chapter 37 of the IBCL also authorizes a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s articles of incorporation provide otherwise, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (a) determine the indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (b) authorize the corporation to indemnify the Eligible Person and (c) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the board of directors or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of a corporation’s articles of incorporation or by-laws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also authorizes an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Our Articles of Incorporation provide that no director or officer shall be personally liable to the Company or any of our shareholders for damages for breach of fiduciary duty as a director or officer, except for liability for breach of duty if such breach constitutes willful misconduct or recklessness or for the payment of distributions to shareholders in violation of the IBCL.

Our By-laws provide for mandatory indemnification, to the fullest extent permitted by law, of our directors and officers against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Company, in which such person may have become involved by reason of being or having been a director, officer, employee or agent. The right to indemnification is a contract right and includes the right to advancement of expenses in accordance with specified procedures.

The rights to indemnification provided by our Articles of Incorporation and By-laws are not exclusive of any other rights to which any indemnified person may otherwise be entitled.

We have entered into indemnification agreements with certain of our directors, pursuant to which we have agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law and our By-laws, each such director against any and all expenses, liabilities or losses asserted against or incurred by the director in his capacity as a director of the Company or arising out of his status in such capacity. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the agreements provide for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with any action, suit or proceeding covered by the agreement. We will not be liable for payments in respect of a director under the agreements in certain circumstances including, but not limited to, acts of such director involving intentional misconduct or a knowing violation of law, acts which were known or believed by such director to be opposed to our best interests and transactions from which such director derived an improper personal benefit.

We have purchased directors’ and officers’ liability insurance, the effect of which is to indemnify our directors and officers and the directors and officers of our subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers. This insurance is subject to various deductibles and exclusions from coverage.

Item 16. Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of ITT Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 25, 2018 (File No. 001-05672).
3.2	Amended and Restated By-laws of ITT Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 25, 2018 (File No. 001-05672).
4.1
Indenture, dated as of May 1, 2009, between ITT Corporation and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on September 18, 2015 (File No. 333-207006).

4.2
First Supplemental Indenture, dated as of May 16, 2016, between ITT Corporation, ITT Inc. and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on May 16, 2016 (File No. 333-207006).

4.3	Form of Debt Securities.*
4.4	Form of Deposit Agreement (including form of Depositary Receipt).*
4.5	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).*
4.6	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).*
4.7	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.8	Form of Purchase Contract.*
4.9	Form of Unit Agreement.*
5.1	Opinion of Covington & Burling LLP.
5.2	Opinion of Barnes & Thornburg LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).
23.3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended.
_______

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.
Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of White Plains, State of New York, on September 18, 2018.

ITT Inc.

By:	/s/ Thomas M. Scalera
Thomas M. Scalera
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. Scalera, Mary Elizabeth Gustafsson and Lori B. Marino and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Denise L. Ramos	Chief Executive Officer	September 18, 2018
Denise L. Ramos (Principal executive officer)	and Director

/s/ Thomas M. Scalera	Executive Vice President	September 18, 2018
Thomas M. Scalera (Principal financial officer)	and Chief Financial Officer

/s/ Steven C. Giuliano	Vice President and	September 18, 2018
Steven C. Giuliano (Principal accounting officer)	Chief Accounting Officer

/s/ Orlando D. Ashford	Director	September 18, 2018
Orlando D. Ashford

/s/ Geraud Darnis	Director	September 18, 2018
Geraud Darnis

/s/ Donald DeFosset, Jr.	Director	September 18, 2018
Donald DeFosset, Jr.

/s/ Nicholas C. Fanandakis	Director	September 18, 2018
Nicholas C. Fanandakis

/s/ Christina A. Gold	Director	September 18, 2018
Christina A. Gold

/s/ Richard P. Lavin	Director	September 18, 2018
Richard P. Lavin

/s/ Frank T. MacInnis	Director	September 18, 2018
Frank T. MacInnis

/s/ Mario Longhi	Director	September 18, 2018
Mario Longhi

/s/ Rebecca A. McDonald	Director	September 18, 2018
Rebecca A. McDonald

/s/ Timothy H. Powers	Director	September 18, 2018
Timothy H. Powers